UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended.

Date of Report (Date of earliest event reported): November 26, 2004

HARTVILLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-110630	94-3360099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1597 North Main Street, North Canton, Ohio	44720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 305-1352

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On November 26, 2004, Hartville Group, Inc. completed an agreement with certain purchasers for the issuance and sale by Hartville Group, Inc. of $11,038,780 principal amount of Convertible Debentures and Warrants to purchase shares of the Company’s Common Stock.

The Convertible Debentures are due, subject to the terms therein, in November, 2006. The conversion price in effect on any conversion date shall be equal to the lesser of $2.25 (subject to adjustment) or 80% of the average of the five closing prices immediately prior to such conversion date, provided, however, the Conversion Price shall never be equal to a price lower than $0.95 (subject to adjustment).

The Warrants are five year Warrants registered in the name of each purchaser and provide for the purchase up to a number of shares of Common Stock equal to 100% of such purchaser’s principal amount of investment divided by $2.25, with an exercise price equal to $0.95 (subject to adjustment).

The Company has an obligation, pursuant to registration rights agreement, to register for resale the shares underlying the Convertible Debentures and the Warrants.

The form of Securities Purchase Agreements and the underlying transaction documents are attached hereto as Exhibit 4.1, 4.2 and 4.3.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement between Hartville Group, Inc. and certain purchasers, dated November 11, 2004.

4.2	Form of Amendment to the Securities Purchase Agreement between Hartville Group, Inc. and certain purchasers, dated November 11, 2004.

4.3	Form of Securities Purchase Agreement Hartville Group, Inc. and certain purchasers, dated November 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2004	Hartville Group, Inc.
(Registrant)

/s/ W. Russell Smith III
W. Russell Smith III, President

Exhibit Index

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement between Hartville Group, Inc. and certain purchasers, dated November 11, 2004.

4.2	Form of Amendment to the Securities Purchase Agreement between Hartville Group, Inc. and certain purchasers, dated November 11, 2004.

4.3	Form of Securities Purchase Agreement Hartville Group, Inc. and certain purchasers, dated November 26, 2004